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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004 (August 10, 2004)

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-14469
(Commission File No.)

04-6268599
(I.R.S. Employer Identification No.)

National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204
(Address of principal executive offices) (ZIP Code)

(317) 636-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

            Simon Property Group, Inc. ("Simon Property") is re-issuing, in an updated format, its historical financial statements for the fiscal years ended December 31, 2003 and 2002 in connection with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). During the quarter ended June 30, 2004, Simon Property sold a property and in compliance with SFAS 144 has reported revenue, expenses and gain on sale from the sale of this property as discontinued operations for each period presented in its quarterly report for the quarter ended June 30, 2004 (including the comparable period of the prior year). Simon Property is also re-issuing the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") that accompanied the financial statements on its Annual Report on Form 10-K for the year ended December 31, 2003 ("Form 10-K").

            Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the sale of a property is required for previously issued annual financial statements shown in Simon Property's last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on Simon Property's reported net income available to common shareholders.

            This Current Report on Form 8-K updates Items 6, 7 and 8 and Exhibits 12.1 and 13.1 of Simon Property's Form 10-K to reflect the property sold during the quarter ended June 30, 2004 as discontinued operations. The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1.

            All other items of Simon Property's Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (c) Exhibits

Exhibit No.	Description
12.1	Statement re: Computation of Ratios and Preferred Dividends
23.1	Consent of Independent Auditors
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act)
99.1	Updated financial information for the years ended December 31, 2003, 2002, and 2001

Index to Exhibit 99.1

Page Number
Selected Financial Data	52
Management's Discussion and Analysis of Financial Condition and Results of Operations	53
Financial Statements	70

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2004
SIMON PROPERTY GROUP, INC.
By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES